EXHIBIT 10.1

FOURTEENTH AMENDMENT TO THE

ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

THIS FOURTEENTH AMENDMENT to the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) (the “Plan”) is made and entered into this 23rd day of February 2011, by Entegris, Inc. (the “Principal Sponsor”).

W I T N E S S E T H

WHEREAS, the Principal Sponsor maintains the Plan; and

WHEREAS, the Principal Sponsor has reserved to itself the power to amend the Plan; and

WHEREAS, the Principal Sponsor desires to amend the Plan to bring the Plan into good faith compliance with the applicable provisions of the Worker, Retiree and Employer Recovery Act of 2008 and IRS Notice 2009-82;

NOW, THEREFORE, the Principal Sponsor does hereby amend the Plan, effective as of January 1, 2009, except as otherwise set forth herein, as follows:

1.

Notwithstanding anything to the contrary in the Plan, pursuant to Code Section 401(a)(9)(H), a temporary waiver of required minimum distributions shall apply for the Plan Year ending December 31, 2009. Thus, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Internal Revenue Code of 1986, as amended (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect (in accordance with the rules established by the Administrative Committee) to receive the distributions described in the preceding sentence.

In addition, (1) the “required beginning date” with respect to any individual shall be determined without regard to this Amendment for Plan Years after 2009; (2) the 5-year period described in Section 7.3.4 of the Plan shall be determined without regard to the 2009 Plan Year; and (3) the payment of 2009 RMDs and Extended 2009 RMDs shall be treated as an “eligible rollover distribution,” but only to the extent that those amounts are paid with an additional amount that is an “eligible rollover distribution” without regard to Code Section 401(a)(9)(H) and solely for the purpose of apply the direct rollover rules.

2.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourteenth Amendment.